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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            FIRST MARYLAND BANCORP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                AMENDMENT NO. 1
                         To Current Report on Form 8-K

        Date of Report (Date of earliest event reported):  July 8, 1997


The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed July 17, 1997 as set forth in the following pages:

            Item 2:  Acquisition or Disposition of Assets
            Item 7 (b):  Pro Forma Financial Information
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 8, 1997, Dauphin Deposit Corporation ("Dauphin") merged (the "Merger") into First Maryland Bancorp (the "Company"), thereby consummating the acquisition of Dauphin by the Company and its parent, Allied Irish Banks, p.l.c. ("AIB"), pursuant to the terms of an Agreement and Plan of Merger, dated January 21, 1997 (the "Merger Agreement") among AIB, Dauphin and the Company. Dauphin, its primary subsidiary, Dauphin Deposit Bank and Trust Company, and its other subsidiaries provide corporate, commercial, correspondent and retail banking services, personal and corporate trust services and related financial products and services to individuals, businesses, governmental units and financial institutions, primarily in south-central Pennsylvania. At March 31, 1997, Dauphin had consolidated total assets of $5.8 billion, total deposits of $4.1 billion, and total stockholders' equity of $573.4 million.

     In the Merger, holders of 85.61% of the outstanding Dauphin common stock (approximately 26,929,561 shares) elected to receive AIB American Depository Shares ("AIB ADSs") at an exchange ratio of one AIB ADS for each share of Dauphin common stock. Each AIB ADS represents six ordinary shares, IR 25p each, of AIB. The remaining Dauphin shareholders (approximately 4,525,419 shares) will receive $43.00 per share in cash for their shares of Dauphin common stock. Based upon a Closing Market Price (as defined in the Merger Agreement) of $46.925, the aggregate value of the consideration paid to Dauphin shareholders was $1.476 billion.

     The Company committed to AIB to fund up to $875 million of the cost of acquiring Dauphin. Accordingly, the Company paid $194.8 million to the Dauphin stockholders receiving cash in the Merger. The Company paid $648.6 million in cash, and issued additional shares of its common stock valued at $615 million, to AIB in consideration for AIB using its ordinary shares to fund the acquisition. In addition, the Company established a liability of $17.7 million for Dauphin stock options which will be settled in AIB ADSs. The $843.4 million of cash represents the proceeds of various debt offerings conducted by the Company, as well as the liquidation of short-term investments.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS


         (b)  Pro Forma Financial Information

         Pro forma financial information required to be filed pursuant to Item 7 of the Form 8-K filed July 17, 1997 reflecting the acquisition of Dauphin Deposit Corporation ("Dauphin") by First Maryland Bancorp ("the Company") and its parent, Allied Irish Banks, p.l.c. ("AIB").
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         (c)  Exhibits

              99.2 Unaudited pro forma consolidated, condensed statement of condition as of March 31, 1997, and unaudited pro forma consolidated, condensed statements of income for the three months ended March 31, 1997 and the year ended December 31, 1996.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 1997         FIRST MARYLAND BANCORP


                              By:  /s/ Frank P. Bramble
                              -----------------------------
                              Frank P. Bramble
                              President and Chief Executive
                              Officer


                              By:  /s/ Jerome W. Evans
                              -----------------------------
                              Jerome W. Evans
                              Executive Vice President and
                              Chief Financial Officer